                                                        EXHIBIT 10(a)


CONSENT OF INDEPENDENT AUDITORS


We consent to the use in this Post-Effective Amendment No. 5 to Registration Statement No. 333-49585 of Morgan Stanley Equity Fund, on Form N-1A of our report dated July 11, 2002, incorporated by reference in the Prospectus and appearing in the Statement of Additional Information, and to the references to us under the captions "Financial Highlights" in the Prospectus and "Custodian and Independent Auditors" and "Experts" in the Statement of Additional Information, both of which are part of such Registration Statement.




Deloitte & Touche LLP
New York, New York
July 26, 2002